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Exhibit 99.2

        A restated description of the risk factors associated with our business is set forth below. This description supersedes the description of the risk factors associated with our business previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The following risk factors, "Risks Relating to Our Business—Our business is highly dependent on the price and availability of fuel," "Risks Relating to Our Business—The interisland market has recently experienced decreasing demand," "Risks Relating to Our Business—Our business is highly depended on tourism, and our financial results could suffer if there is a downturn in tourism levels,""Risks Relating to Our Business—The State of Hawaii, which is uniquely dependent upon an affected by air transportation, now seeks to impose new state laws and regulations on the airline industry that could have an adverse effect on our financial condition and results of operations," "Risks Relating to the Airline Industry—The airline industry is subject to extensive government regulation and new regulations could have an adverse effect on our financial condition and results of operations," and "Risks Relating to the Airline Industry—Our insurance costs are susceptible to significant increases and further increase in insurance costs or reductions in coverage could have an adverse effect on our financial results," have been updated from the version of these risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. You should carefully consider the risks described below and the other information in the reports filed by the Company with the Securities and Exchange Commission before investing in our common stock. Our business could be seriously harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our business is affected by economic volatility.

        Economic conditions in the United States and globally plummeted in 2008 before recovering moderately in 2009 and throughout 2010. Demand for discretionary purchases in general, and air travel and vacations to Hawaii in particular, remains unpredictable. If this reduction in demand continues or further deteriorates, it may result in a reduction in our passenger traffic and/or increased competitive pressure on fares in the markets we serve, either of which could negatively affect our revenue and liquidity and have a negative affect on our results of operations and financial condition. We cannot assure that we would be able to offset such revenue reductions by reducing our costs.

Our business is highly dependent on the price and availability of fuel.

        Fuel costs represented 26.5%, 22.7%, and 37.9% of Hawaiian's operating expenses for the years ended December 31, 2010, 2009 and 2008, respectively. The 2008 percentage includes the impact of our litigation settlement with Mesa. The cost of jet fuel has been increasing and remains volatile. Approximately 59% of our fuel is based on Singapore jet fuel prices, 39% is based on U.S. West Coast jet fuel prices and 2% on other jet fuel prices. As of March 11, 2011, Singapore jet fuel prices were $3.11 and U.S. West Coast jet fuel prices were $3.18, compared to an average of $2.15 and $2.22, respectively, during 2010. Based on gallons expected to be consumed in 2011, for every one cent change in the cost per gallon of jet fuel, Hawaiian's annual fuel expense increases or decreases by approximately $1.6 million. Prices and availability of jet fuel are subject to political, economic and market factors that are generally outside of our control. Prices may be affected by many factors including, without limitation, the impact of political instability and crude oil production, unexpected changes in the availability of petroleum products due to disruptions at distribution systems or refineries, unpredicted increases in demand due to weather or the pace of global economic growth, inventory levels of crude oil and other petroleum products, the relative fluctuation between the U.S. dollar and other major currencies and the actions of speculators in commodity markets. For example, the recent political turmoil in Libya and other parts of northern Africa, and the Middle East, may significantly increase the price we pay for jet fuel in the future. Further increases in jet fuel prices or disruptions in fuel supplies, whether as a result of political instability in major fuel exporting countries, natural disasters or otherwise, could have a material adverse effect on our results of operations, financial position or liquidity.

        From time to time, we enter into hedging agreements to protect against rising fuel costs. If fuel prices fall significantly below the levels at the time we enter into hedging contracts, we may be required to post a significant amount of collateral, which could have an impact on the level of our unrestricted cash and cash equivalents.

We operate in an extremely competitive environment.

        The domestic airline industry is characterized by low profit margins, high fixed costs and significant price competition. We currently compete with other airlines on our interisland, transpacific and Pacific routes. The commencement of, or increase in, service on our routes by existing or new carriers could negatively impact our operating results. Many of our competitors are larger and have greater financial resources and name recognition than we do. Aggressive marketing tactics or a prolonged fare war initiated by one or more of these competitors could adversely affect our financial resources and our ability to compete in these markets.

        In recent years, many of our competitors have dramatically reduced operating costs through a combination of operational restructuring, business simplification and vendor and labor negotiations. Several airlines, including United and US Airways were able to reduce labor costs, restructure debt and lease agreements, and implement other financial improvements through the bankruptcy process. Other carriers, including American and Continental, have also reduced operating costs outside of the bankruptcy process. In addition, certain of our competitors have merged to create larger and more-financially sound airlines including Delta (through its merger with Northwest Airlines) and United (through its merger with Continental). Through consolidation, carriers have the opportunity to achieve cost reductions by eliminating redundancy in their networks and their management structures. With reduced costs, these competitors are more capable of operating profitably in an environment of reduced fares and may, as a result, increase service in our primary markets or reduce fares to attract additional customers. Because airline customers are price sensitive, we cannot assure that we will be able to attract a sufficient number of customers at sufficiently high fare levels to generate profitability, or that we will be able to reduce our operating costs sufficiently to remain competitive with these other airlines.

        Since airline markets have few natural barriers to entry, we also face the threat of new entrants in all of our markets, including low-cost carrier (LCC) competition. Allegiant, a low-cost carrier has announced that it acquired Boeing 757 aircraft expressly for the purpose of expanding its operations to Hawaii with service expected to be initiated in 2011. In addition, Southwest Airlines has announced that it would consider adding service to Hawaii after acquiring aircraft suitable for the mission that are due to be delivered beginning in 2012. Furthermore, a more fundamental and immediate consequence for us of potential competition of LCCs is the response from full service network carriers, which have met the competition from LCCs in their markets by significantly reducing costs and adjusting their route networks to divert resources to long-haul markets such as Hawaii, where LCC competition has been less severe. The result is that the network carriers have at the same time reduced their costs of operation and increased capacity in the Hawaii market. Additional capacity to Hawaii, whether from network carriers or LCCs, could result in a decrease in our share of the markets in which we operate, a decline in our yields, or both, which could have a material adverse effect on our results of operations and financial condition.

Our business is affected by the competitive advantages held by network carriers in the transpacific market.

        In the transpacific market, most of our competition comes from network carriers such as Alaska, American, Delta, United and US Airways. Network carriers have a number of competitive advantages relative to us that may enable them to obtain higher fares or attract higher customer traffic levels than us:

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  Network carriers generate passenger traffic from throughout the U.S. mainland. In contrast, we lack a comparable network to feed passengers to our transpacific flights and are, therefore, more reliant on passenger demand in the specific cities we serve.

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  Most network carriers operate from hubs, which can provide a built-in market of passengers, depending on the economic strength of the hub city and the size of the customer group that frequent the airline. For example, United flows sufficient passenger traffic throughout the U.S. mainland to the Hawaiian islands, giving San Francisco residents wishing to travel to Hawaii approximately eight flights a day depending on the time of year, with nonstop flight choices on United to Oahu, Maui, Kauai and the Big Island, while we, without feed traffic, offer only one flight per day from San Francisco to Honolulu, Oahu. In contrast, Honolulu, the hub of our operations, does not originate a large proportion of transpacific travel, nor does it have the population or potential customer franchise of a city such as Chicago or Dallas necessary to provide us with a built-in market. Passengers in the transpacific market, for the most part, do not originate in Honolulu, but rather on the mainland, making Honolulu primarily a destination rather than origin of passenger traffic.

The interisland market has recently experienced decreasing demand.

        The demand for interisland service has reduced in recent years as other airlines have increased direct service from the mainland to Oahu's neighbor islands, obviating the need for interisland transfers and as the infrastructure, particularly the availability of goods and services, in the neighbor islands improves. In addition, the occurrence of a natural disaster, such as an earthquake or tsunami, could also reduce the demand for interisland service. A further decline in the level of interisland passenger traffic could have a material adverse effect on our results of operations and financial condition.

Our business is highly dependent on tourism, and our financial results could suffer if there is a downturn in tourism levels.

        Our principal base of operations is in Hawaii and our revenue is linked primarily to the number of travelers (mostly tourists) to, from and among the Hawaiian islands. Hawaii tourism levels are affected by, among other things, the political and economic climate in Hawaii's main tourism markets, the availability of hotel accommodations, promotional spending by competing destinations, the popularity of Hawaii as a tourist destination relative to other vacation destinations, and other global factors, including natural disasters, safety and security. From time to time, various events and industry specific problems such as strikes have had a negative impact on tourism in Hawaii. The occurrence of natural disasters, such as earthquakes and tsunamis, in Hawaii or other parts of the world, could also have a material adverse effect on Hawaii tourism. In addition, the potential or actual occurrence of terrorist attacks, wars such as those in Afghanistan and Iraq, and the threat of other negative world events have had, and may in the future again have, a material adverse effect on Hawaii tourism. No assurance can be given that the level of passenger traffic to Hawaii will not decline in the future. A decline in the level of Hawaii passenger traffic could have a material adverse effect on our results of operations and financial condition.

Our business is subject to substantial seasonal and cyclical volatility.

        Our profitability and liquidity are sensitive to seasonal volatility primarily because of leisure and holiday travel patterns. Hawaii is a popular vacation destination. Demand is typically stronger during June, July, August and December and considerably weaker at other times of the year. Our results of operations generally reflect this seasonality, but are also affected by numerous other factors that are not necessarily seasonal. These factors include the extent and nature of fare changes and competition from other airlines, changing levels of operations, national and international events, fuel prices and general economic conditions, including inflation. Because a substantial portion of both personal and business airline travel is discretionary, the industry tends to experience adverse financial results in general economic downturns. During 2008 general economic conditions in the United States deteriorated before recovering modestly in 2009 and 2010. Tourism arrivals to Hawaii from the states served by Hawaiian showed positive signs of recovery in 2010 but remain below levels achieved prior to the economic decline.

The concentration of our business in Hawaii, and between Hawaii and the western United States, provides little diversification of our revenue.

        Most of our revenue is generated from air transportation between the islands of Hawaii and the western United States, or within the Hawaiian Islands. Many of our competitors, particularly major network carriers with whom we compete on the transpacific routes, enjoy greater geographical diversification of their revenue. A reduction in the level of demand for travel within Hawaii, or to Hawaii from the western United States or the U.S. mainland in general, or an increase in the level of industry capacity on these routes may reduce the revenue we are able to generate and adversely affect our financial results. As these routes account for a significantly higher proportion of our revenue than they do for many of our competitors, such a reduction would have a relatively greater adverse impact on our financial results.

Our failure to successfully implement our growth strategy and related cost-reduction goals could harm our business.

        Our growth strategy involves purchasing additional aircraft, expanding into new markets and initiating service on routes that we currently do not serve. It is critical that we achieve our growth strategy in order for our business to attain economies of scale and to sustain or improve our results of operations. If we are unable to hire and retain skilled personnel or to secure the required equipment and facilities, or if we are not able to otherwise successfully implement our growth strategy, our business and operations could be adversely affected.

        We continue to strive toward aggressive cost-containment goals that are an important part of our business strategy of offering the best value to passengers through competitive fares while at the same time achieving acceptable profit margins and return on capital. We believe that having a lower cost structure better positions us to be able to fund our growth strategy and take advantage of market opportunities. If we are unable to adequately contain our non-fuel unit costs, we likely will not be able to achieve our growth plan and our financial results may suffer.

Our share price has been subject to extreme price fluctuations, and stockholders could have difficulty trading shares.

        The market price of our stock can be influenced by many factors, a number of which are outside of our control. Some of the primary factors in the volatility of our stock price are:

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  operating results and financial condition;

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  changes in the competitive environment in which we operate;

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  changes in jet fuel prices;

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  bankruptcy filings by other airlines;

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  increased government regulation; and

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  general market conditions.

        Additionally, in recent years the stock market has experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may affect the price of our common stock.

        In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation, if filed against us, could result in substantial costs and divert our management's attention and resources. In addition, the future sale of a substantial number of shares of common stock by us or by our existing stockholders may have an adverse impact on the market price of the shares of common stock. There can be no assurance that the trading price of our common stock will remain at or near its current level.

We are increasingly dependent on technology to operate our business.

        We depend heavily on computer systems and technology, such as flight operations systems, communications systems, airport systems and reservations systems to operate our business. Any substantial or repeated failures of our computer or communications systems could negatively affect our customer service, compromise the security of customer information, result in the loss of important data, loss of revenue, and increased costs, and generally harm our business. Like other companies, our computer and communication systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power, software or equipment failures, terrorist attacks, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems.

We are subject to various risks as a result of our fleet concentration in Boeing 717s and Boeing 767s.

        Our fleet currently consists primarily of Boeing 717 and Boeing 767 aircraft. In 2006, Boeing Commercial Airplanes (Boeing) discontinued the production of the Boeing 717 aircraft model. In addition, the rate of production of Boeing 767 aircraft has significantly decreased. As a result, the availability of parts and maintenance support for Boeing 717 and Boeing 767 aircraft may become limited in future years. Additionally, we may experience increased costs in later years associated with parts acquisition for and/or maintenance support of these aircraft. Other carriers operating with a more diversified fleet may be better able to withstand such an event, if such an event occurred in the future.

We are highly reliant on third-party contractors to provide certain facilities and services for our operations, and termination of our third-party agreements could have a potentially adverse effect on our financial results.

        We have agreements with Air New Zealand, US Airways, American, Continental, Delta, Island Air, and other contractors, to provide certain facilities and services required for our operations. These facilities and services include aircraft maintenance, code sharing, reservations, computer services, accounting, frequent flyer programs, passenger processing, ground facilities, baggage and cargo handling and personnel training. Our reliance on these third parties to continue to provide these important aspects of our business could impact our ability to conduct our business effectively.

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  Maintenance agreements.  We have maintenance agreements with Delta, Air New Zealand Engineering Services, the Pratt & Whitney division of United Technologies Corporation, Rolls Royce, Honeywell and others to provide maintenance services for our aircraft, engines, parts and equipment. If one or more of our maintenance providers terminate their respective agreements, we would have to seek alternative sources of maintenance service or undertake the maintenance of these aircraft or components ourselves. We cannot assure you that we would be able to do so without interruption to our business or on a basis that is as cost-effective as our current maintenance arrangements.

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  Code sharing agreements.  We have code sharing agreements with American, American Eagle, Continental, Island Air, Korean Air, United and US Airways. We also participate in the frequent flyer programs of American, American Eagle, Continental, Delta, United, US Airways, Virgin Atlantic Airways and Virgin Blue. Continental, Delta, and Virgin Atlantic Airways participate in our frequent flyer programs. Although these agreements increase our ability to be more competitive, they also increase our reliance on third parties.

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  Fuel agreements.  We have a jet fuel sale and purchase contract to provide us with a substantial amount of jet fuel, which we anticipate will be sufficient to meet all of our jet fuel needs for flights originating in Honolulu during 2011. If the fuel provider terminates its agreement with us, we would have to seek an alternative source of jet fuel. We cannot assure you that we would be able to do so on a basis that is as cost-effective as our current arrangement. We have agreements with vendors at all airports we serve to provide us with fuel. Should any of these vendors cease to provide service to us for whatever reason, our operations could be adversely affected.

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  Outsourcing agreements.  We have entered into agreements with a third-party contractor in India to provide certain accounting and information technology services as well as with a third-party contractor in the Philippines to provide reservation call center functions. Our agreements may materially fail to meet our service level and performance standards and commitments to our customers. Any failure of these providers to adequately perform their service obligations, or other unexpected interruptions of services, may reduce our revenue and increase our expenses, or prevent us from operating our flights profitably and providing other services to our customers. In addition, our business and financial performance could be materially harmed if our customers believe that our services are unreliable or unsatisfactory. In addition, to the extent we are unable to maintain the outsourcing or subcontracting of certain services for our business, we would incur substantial costs, including costs associated with hiring new employees, in order to return these services in-house.

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  Information Technology agreements.  We have agreements in place with a number of vendors—including Sabre Holdings, ITA Software, TCS, IBM, EMC, NCR Corporation and Oracle Corporation—to provide technology products and services that support various aspects of our business. If one or more of these vendors were to terminate these agreements, we would have to seek alternative partners. This transition would be lengthy, expensive, and may affect our operations adversely.

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  Travel agency and wholesale agreements.  In 2010, passenger ticket sales from travel agencies and wholesalers constituted approximately 20% of our total operating revenue. Travel agents and wholesalers generally have a choice between one or more airlines when booking a customer's flight. Accordingly, any effort by travel agencies or wholesalers to favor another airline or to disfavor us could adversely affect our revenue. Although we intend to maintain favorable relations with travel agencies and wholesalers, there can be no assurance that they will continue to do business with us. The loss of any one or several travel agencies or wholesalers may have an adverse effect on operations.

We are dependent on satisfactory labor relations.

        Labor costs are a significant component of airline expenses and can substantially impact an airline's results. Labor and related benefit costs represented approximately 24.4% and 25.3%, 21.7% of our operating expenses for the years ended December 31, 2010, 2009, and 2008, respectively. The 2008 percentage includes the impact of the litigation settlement with Mesa. We may experience pressure to increase wages and benefits for our employees in the future. We may make strategic and operational decisions that require the consent of one or more of our labor unions. We cannot assure you that these labor unions will not require additional wages, benefits or other consideration in return for their consent. In addition, we have entered into collective bargaining agreements with our pilots, mechanical group employees, clerical group employees, flight attendants, and dispatchers. The agreement with our flight attendant group is currently amendable on March 31, 2011 and contract negotiations began on February 15, 2011. We cannot assure you that future agreements with our employees' unions will be on terms in line with our expectations or comparable to agreements entered into by our competitors, and any future agreements may increase our labor costs or otherwise adversely affect us. If we are unable to reach an agreement with any unionized work group, we may be subject to future work interruptions and/or stoppages, which may hamper or halt operations.

Our operations may be adversely affected if we are unable to attract and retain key executives, including our Chief Executive Officer.

        We are dependent on our ability to attract and retain key executives, particularly Mark B. Dunkerley, our Chief Executive Officer, who signed an amended employment agreement in May 2010 which provided for a 3.5 year term of employment ending on November 7, 2013. Competition for such personnel in the airline industry is highly competitive, and we cannot be certain that we will be able to retain our Chief Executive Officer or other key executives or that we can attract other qualified personnel in the future. Any inability to retain our Chief Executive Officer and other key executives, or attract and retain additional qualified executives, could have a negative impact on our operations.

Our substantial debt could adversely affect our financial condition.

        Our total debt at December 31, 2010 was $146.4 million. In 2010 we refinanced our existing revolving line of credit and Term Loan A with a revolving line of credit of $75 million and paid off our Term Loan B debt balances. We intend to obtain additional debt to finance upcoming aircraft deliveries including two deliveries during 2011. Our substantial debt obligations may adversely affect our ability to incur additional debt in the future on acceptable terms or at all to fund working capital, capital expenditures, acquisitions or other purposes. In addition, the requirement to service our substantial debt:

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  makes us more vulnerable to general adverse economic conditions,

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  requires us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes,

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  limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, and

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  places us at a competitive disadvantage compared to any other competitor that has less debt than we do.

Our financial liquidity could be adversely affected by credit market conditions.

        Our business requires access to capital markets to finance equipment purchases, including aircraft, and to provide liquidity in seasonal or cyclical periods of weaker revenue generation. In particular, we intend to obtain additional debt financing to finance upcoming aircraft deliveries during 2011. Additionally, we will face specific funding challenges, upon the expiration of indebtedness related to the purchase of three previously leased Boeing 767-300 aircraft in 2013 and with respect to our obligation under a purchase agreement with Airbus to acquire wide-body A330-200 aircraft and A350XWB (Extra Wide Body)-800 aircraft. Credit market conditions remained unsettled during 2010, affecting the availability of financing and increasing the cost of financing that can be acquired. We can offer no assurance that the financing we need will be available when required or that the economic terms on which it is available will not adversely affect our financial condition. If we cannot obtain financing or we cannot obtain financing on commercially reasonably terms, our financial condition will be adversely affected.

Our agreement to purchase Airbus A330-200 and A350XWB-800 aircraft significantly increases our future financial commitments and operating costs and creates implementation risk associated with the change from our current Boeing 767-300 fleet.

        We currently have an agreement with Airbus to purchase 13 A330-200 aircraft and six A350XWB-800 aircraft, along with four purchase rights for additional A330-200 aircraft and six purchase rights for additional A350XWB-800 aircraft. The deliveries of the purchased A330-200 aircraft begin in 2011 with the deliveries for the purchased A350XWB-800 aircraft commencing in 2017. We also have lease agreements for three additional A330-200 aircraft which we began payment on in 2010.

        We have made substantial pre-delivery payments for the purchased aircraft and are required to continue these pre-delivery payments as well as payments for the balance of the purchase price through delivery of each of the aircraft.

        These commitments substantially increase our future capital spending requirements and may require us to substantially increase our level of debt in future years. There can be no assurance that we will be able to raise capital to finance these requirements or that such financing can be obtained on favorable terms or at all.

        The addition of the Airbus aircraft to our fleet will require us to incur additional costs related to the acquisition of spare engines and replacement parts, maintenance of the aircraft, training of crews and ground employees, the addition of these aircraft types to our operating certificate and other implementation activities. There can be no assurance that we will be able to recover these costs through the future operation of these aircraft in our fleet or that we will not experience delays in the implementation process which could adversely affect our operations or financial performance.

Delays in scheduled aircraft deliveries or other loss of fleet capacity may adversely impact our operations and financial results.

        The success of our business depends on, among other things, the ability to operate a certain number and type of aircraft, including the introduction of the Airbus aircraft. If for any reason we are unable to secure deliveries of the Airbus aircraft on contractually scheduled delivery dates and successfully introduce these aircraft into our fleet, then our business, operations and financial performance could be negatively impacted. Our failure to integrate the Airbus aircraft into our fleet as planned might require us to seek extensions of the terms for certain of our leased aircraft. Such extensions may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs.

Certain of our financing agreements and our credit card processing agreements include covenants that impose substantial restrictions on our financial and business operations.

        The terms of certain of our financing agreements restrict our ability to, among other things, incur additional indebtedness, grant liens, merge or consolidate, dispose of assets, prepay indebtedness, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions to our parent company and repurchase stock. These agreements also require us to meet certain financial covenants. If we were not able to comply with the terms of these agreements, our outstanding obligations under these facilities could be accelerated and become due and payable immediately, and could also cause us to default under our other debt or lease obligations. In the event our debt was accelerated, we may not have sufficient liquidity to repay these obligations or to refinance our debt obligations, resulting in a material adverse impact on us.

        Under our bank-issued credit card processing agreements, our credit card processors may hold back proceeds from advance ticket sales to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. These holdbacks, which are included in restricted cash in our Consolidated Balance Sheets, totaled $5.2 million at December 31, 2010. Funds are subsequently made available to us when air travel is provided. Effective July 1, 2010, the Company amended its agreement with its largest credit card processor. This agreement with our largest credit card processor also contains financial triggers for additional holdbacks which include, among other things, the amount of unrestricted cash and short-term investment, the level of debt service coverage and operating income measured on a trailing 12-month basis. As a result of this amendment and our performance relative to the applicable financial triggers, at December 31, 2010, the holdback was 0% of the applicable credit card air traffic liability. Depending on our performance relative to these financial triggers in the future, the holdback could increase to an amount up to 100% of the applicable credit card air traffic liability. An increase in holdbacks under our credit card processing agreements would increase our restricted cash and adversely affect our liquidity. If we are unable to obtain a waiver of the requirements for the increased holdbacks, or otherwise mitigate the increase in restriction of cash, it could also cause a violation under our other debt or lease obligations. This could have a material adverse impact on us.

Our business has substantial operating leverage.

        The airline industry operates on low gross profit margins and revenue that varies substantially in relation to fixed operating costs. Due to high fixed costs, the expenses of each flight do not vary proportionately with the number of passengers carried, but the revenue generated from a particular flight is directly related to the number of passengers carried and the level of average fares. Accordingly, a decrease in the number of passengers carried would cause a corresponding decrease in revenue (if not offset by higher fares), and it may result in a disproportionately greater decrease in profits.

Our obligations for funding our defined benefit pension plans are significant and are affected by factors beyond our control.

        We sponsor three defined benefit pension plans, as well as a separate plan to administer pilots' disability benefits. Two of the pension plans were frozen effective October 1, 1993, and our collective bargaining agreement with our pilots provides that pension benefit accruals for certain pilots became frozen effective January 1, 2008. Nevertheless, our unfunded pension and disability obligation was $129.6 million as of December 31, 2010. We made contributions of $37.9 million and $10.5 million for 2010 and 2009, respectively, and anticipate a funding of $12.0 million to the defined benefit pension and disability plans during 2011. The timing and amount of funding requirements depend upon a number of factors, including labor negotiations and changes to pension plan benefits as well as factors outside our control, such as asset returns, interest rates and changes in pension laws.

Airline strategic combinations or industry consolidation could have an impact on our competitive environment in ways yet to be determined.

        The environment in the airline industry changes from time to time as carriers implement varying strategies in pursuit of profitability, including consolidation to expand operations and increase market strength and entering into global alliance arrangements. For instance, in October 2009, Mesa and Mokulele Airlines announced a joint venture to provide interisland service under the go!Mokulele brand name that includes flights between Honolulu and Kahului, Lihue, Hilo and Kona. Similarly, the merger, bankruptcy or reorganization of one or more of our competitors may result in rapid changes to the identity of our competitors in particular markets, a substantial reduction in the operating costs of our competitors, or the entry of new competitors into some or all of the markets we serve or currently are seeking to serve. We are unable to predict exactly what effect, if any, changes in the strategic landscape might have on our business, financial condition and results of operations.

Our reputation and financial results could be harmed in the event of adverse publicity.

        Our customer base is broad and our business activities have significant prominence, particularly in the state of Hawaii and the other cities we serve. Consequently, negative publicity resulting from real or perceived shortcomings in our customer service, employee relations, business conduct, or other events affecting our operations could negatively affect the public image of our Company and the willingness of customers to purchase services from us, which could affect our revenue and financial results.

Our financial results may be negatively affected by increased airport rent rates and landing fees at the airports within the State of Hawaii as a result of the modernization plan.

        The state of Hawaii has begun to implement a modernization plan encompassing the airports we serve within the state. Our landing fees and airport rent rates have increased to fund the modernization program. Additionally, we expect the costs for our interisland operations to increase proportionately more than the costs related to our transpacific and Pacific operations because of phased adjustments to the airport's funding mechanism, which will result in the cost changes having a proportionately higher impact on us than our competitors which do not have significant interisland operations. We can offer no assurance that we will be successful in offsetting these cost increases through other cost reductions or increases in our revenue and, therefore, can offer no assurance that our future financial results will not be negatively affected by them.

The State of Hawaii, which is uniquely dependent upon and affected by air transportation, now seeks to impose new state laws and regulations on the airline industry that could have an adverse effect on our financial condition and results of operations.

        Hawaii is uniquely dependent upon and affected by air transportation. The bankruptcies and shutdowns of air carriers such as Aloha Airlines and ATA have profoundly affected the State, and its legislature has responded by enacting legislation that reflects and attempts to address its concerns. House Bill 2250 HD1, Act 1 of the 2008 Special Session, establishes a statutory scheme for the regulation of Hawaii interisland air carriers, provided that federal legislation is enacted to permit its implementation. Among other things, this new law establishes an air carrier commission of five unpaid members, appointed by Hawaii's Governor, within the State Department of Transportation. The commission would examine and certify all interisland carriers and regulate fares, flight schedules, all property transfers and ownership transactions of certified carriers. Vetoed by Hawaii State Governor Linda Lingle and subsequently overridden by the Hawaii State Legislature on July 8, 2008, this new law is subject to the enactment of federal legislation permitting its implementation. No such federal legislation has been initiated and we cannot predict whether it will be initiated or adopted in the future.

        Additionally, in the current 2011 legislative session, the Hawaii House of Representatives passed House Bill 799 HD1 that would suspend certain exemptions from payment of State general excise and use taxes currently enjoyed by many businesses, including Hawaiian, for a period of four years from July 1, 2011 to June 30, 2015. If enacted into law after due consideration and approval by the Hawaii State Senate, Hawaiian's State tax liability could increase significantly, and result in a reduction in expected earnings.

RISKS RELATING TO THE AIRLINE INDUSTRY

The airline industry is affected by many conditions that are beyond its control, including delays, cancellations and other conditions, which could harm our financial condition and results of operations.

        Hawaiian's business and the airline industry in general are impacted by conditions that are largely outside of Hawaiian's control, including among others:

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  continued threat of terrorist attacks;

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  actual or threatened war and political instability;

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  weather and natural disasters;

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  outbreak of diseases; and

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  actual or potential disruptions in the air traffic control system.

        Because airlines have a high percentage of fixed costs and flight expenses do not vary significantly with the number of passengers carried, a relatively small change in the number of passengers can have a disproportionate effect on the airline's operations and financial results. Therefore, any general reduction in airline passenger traffic as a result of any of the above-mentioned or other factors could harm our business, financial condition and results of operations.

Our operations may be adversely impacted by potential security concerns and related costs.

        Since the terrorist attacks of September 11, 2001, the airline industry has experienced profound changes, including substantial revenue declines and cost increases, which have resulted in industry-wide liquidity issues. Additional terrorist attacks, even if not made directly on the airline industry or the fear of such attacks, or any hostilities or act of war, could further adversely affect the airline industry, including us, and could:

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  significantly reduce passenger traffic and yields as a result of a potentially dramatic drop in demand for air travel;

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  significantly increase security costs;

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  make war risk or other insurance unavailable or extremely expensive;

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  increase costs from flight cancellations and delays resulting from security breaches and perceived safety threats; and

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  significantly increase security costs and security measures mandated by regulatory agencies, including regulation under the ATSA.

        Any future terrorist attacks or the implementation of additional security-related fees could have a material adverse impact on our business, financial condition and results of operations, and on the airline industry in general.

The airline industry is subject to extensive government regulation and new regulations could have an adverse effect on our financial condition and results of operations.

        Airlines are subject to extensive regulatory requirements that result in significant costs. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenue. For example, the ATSA, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airlines. The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures. Some FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. In April 2010, the Department of Transportation adopted a series of passenger protection rules that we believe may have a significant effect on our business and operations. These rules provide, among other things, that airlines return aircraft to the gate for deplaning following tarmac delays in certain circumstances. In September 2010, the Federal Aviation Administration (FAA) proposed changes to pilots' current flight schedules including the number of flight hours and scheduled duty time. We expect to continue incurring expenses to comply with applicable regulations. We cannot predict the impact that laws or regulations may have on our operations or assure you that laws or regulations enacted in the future will not adversely affect us.

        Many aspects of airlines' operations also are subject to increasingly stringent federal, state, local and foreign laws protecting the environment. U.S. federal laws that have a particular impact on us include the Airport Noise and Capacity Act of 1990, the Clean Air Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation, and Liability Act. Governments globally are increasingly focusing on the environmental impact caused by the consumption of fossil fuels and as a result have proposed or enacted legislation which may increase the cost of providing airline service or restrict its provision. We expect the focus on environmental matters to increase. Future regulatory developments in the U.S. and abroad could adversely affect operations and increase operating costs in the airline industry. For example, potential future actions that may be taken by the U.S. government, foreign governments, or the International Civil Aviation Organization to limit the emission of greenhouse gases by the aviation sector are unknown at this time, but the effect on us and our industry is likely to be adverse and could be significant. The U.S. Congress is considering climate change legislation and the Environmental Protection Agency issued a rule which regulates larger emitters of greenhouse gases. We cannot predict the impact that future environment regulations may have on our operations or assure you that regulations enacted in the future will not adversely affect us. The impact to us and our industry from such actions is likely to be adverse and could be significant, particularly if regulators were to conclude that emissions from commercial aircraft cause significant harm to the upper atmosphere or have a greater impact on climate change than other industries.

Our insurance costs are susceptible to significant increases and further increases in insurance costs or reductions in coverage could have an adverse effect on our financial results.

        We carry types and amounts of insurance customary in the airline industry, including coverage for general liability, passenger liability, property damage, aircraft loss or damage, baggage and cargo liability and workers' compensation. We are required by the DOT to carry liability insurance on each of our aircraft. We currently maintain commercial airline insurance with a major group of independent insurers that regularly participate in world aviation insurance markets, including public liability insurance and coverage for losses resulting from the physical destruction or damage to our aircraft. However, there can be no assurance that the amount of such coverage will not be changed or that we will not bear substantial losses from accidents or damage to, or loss of, aircraft or other property due to other factors such as natural disasters. We could incur substantial claims resulting from an accident or damage to, or loss of, aircraft or other property due to other factors such as natural disasters in excess of related insurance coverage that could have a material adverse effect on our results of operations and financial condition.

        After the events of September 11, 2001, aviation insurers significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to persons other than employees or passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage). At the same time, they significantly increased the premiums for such coverage as well as for aviation insurance in general. As a result, war-risk insurance in amounts necessary for our operations, and at premiums that are not excessive, is not currently available in the commercial insurance market and we have therefore purchased from the U.S. government third-party war-risk insurance coverage. Explicit authority to issue war-risk insurance has been extended to September 30, 2011. It is anticipated that the federal policy will be extended again unless insurance for war-risk coverage in necessary amounts is available from independent insurers or a group insurance program is instituted by the U.S. carriers and the DOT. However, there can be no assurance that the federal policy will be renewed or an alternative policy can be obtained in the commercial market at a reasonable cost. Although our overall hull and liability insurance costs have been reduced since the post-2001 increases, there can be no assurance that these reductions would be maintained in the event of future increases in the risk, or perceived risk, of air travel by the insurance industry, or a reduction of capital flows into the aviation insurance market.

We are at risk of losses and adverse publicity in the event of an aircraft accident.

        We are exposed to potential losses that may be incurred in the event of an aircraft accident. Any such accident could involve not only the repair or replacement of a damaged aircraft and its consequential temporary or permanent loss of revenue, but also significant potential claims of injured passengers and others. In addition, any aircraft accident or incident could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

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  Exhibit 99.2